Investor Presentation Rob Fried Chief Executive Officer Kevin Farr Chief Financial Officer Nasdaq: CDXC | March 2022

ChromaDex Investment Highlights • Leader in the rapidly growing NAD+ market • Proven and proprietary NAD+ boosting supplement supported by 20 clinical trials • Strong revenue growth (34% CAGR(1)) driven by e-commerce and strong gross margins (61.5% in 2021) • Strategic partnerships to grow global distribution footprint with focus on Asia Pacific region • Significant opportunity driven by expanded benefit claims and product innovation (1) CAGR calculated for the 2017-2021 calendar years period 2

Proven & Proprietary NAD+ Boosting Supplement

Benefits of Tru Niagen®:

Increases NAD+*

Between the ages of 40-60 you can experience up to 50% decrease in NAD+ levels. Supercharge Your Cells™ with Tru Niagen® and help offset this decline by increasing NAD+.

Cellular Health*

Your cells are the foundation of everything you are. By boosting NAD+, you empower your cells to carry out the vital task of maintaining and regulating your body's daily functions, including cellular repair and defense. Ensuring your cells have gas in the tank is essential to healthy aging.


Heart Health*
Your heart also goes through changes as you age. A healthy diet and exercise coupled with daily Tru Niagen® is a great way to make sure you don't skip a beat.


Muscle Health*
Muscle health depends largely on the nutrients we get from food. Because muscles require a lot of energy, daily Tru Niagen® can help support muscle health and recovery by elevating NAD+ levels used in repair.

TRU NIAGEN

Patented · Proven · Trusted · Safe

20 published human clinical studies

30+ owned and licensed patents(1)

$85MM+ of third-party research on Niagen®

~$170B in total global addressable vitamins and supplements market, growing 5% annually(2)

Multi award winner

Tru Niagen® is the most efficient way to safely elevate NAD+

goop APPROVED · WATSONS HWB AWARDS 2020 · BEST OF THE INDUSTRY · WINNER NUTRA INGREDIENTS USA AWARDS 2019

*Statements have not been evaluated by FDA
(1) Related to Nicotinamide Riboside (NR).
(2) ChromaDex estimates. See slide 6 for details.

ChromaDex TRU NIAGEN 3

1.3 15.0 27.5 34.5 41.8 2017 2018 2019 2020 2021 Steady E-commerce Growth and Strong Gross Margins Impressive historical revenue growth and significant gross margin expansion 138% CAGR Total 2021 net sales reached $67.4MM with $56.7MM in Tru Niagen® sales. E-commerce represents 62% of the business. 10.5 16.1 25.8 35.3 41.5 49.4% 50.9% 55.7% 59.5% 61.5% -8.0% 2.0% 12.0% 22.0% 32.0% 42.0% 52.0% 62.0% 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 2017 2018 2019 2020 2021 Gross margin increase from 49.4% to 61.5% since strategic pivot to focus on consumer product, Tru Niagen® Annual e-commerce net sales ($ millions) Annual gross profit ($ millions) 4

Expanding Global Distribution Footprint with Strategic Partners Domestic International Key E-Commerce Platforms TruNiagen.com Amazon Pro.truniagen.com (HCP) Amazon Tmall JD.com Tru Niagen® Sales Mix(1) 69% 31% Key B2B / Distribution Partners(2) Key Niagen® Ingredient Partners(3) 5(1) Based on full year 2021 net sales. (2) SinoPharm partnership is new, with sales expected in 2022. (3) W.R. Grace is an exclusive supplier of Niagen® to ChromaDex.

Significant Opportunity Driven by Product Innovation & Benefit Claims

Global Addressable Vitamins and Dietary Supplements Market

*Rounded to nearest billion

Global Consumer Health including Vitamins and Dietary Supplements[1]
- *Also includes sports nutrition, weight management and well-being sub-categories*

Global Dietary Supplements – Health Conditions linked to active/completed Niagen® studies and products sold by company[2]
- *E.g. healthy aging, general health, immune, heart, brain/cognitive, sleep support, mood/stress, hair/skin/nails, sports/energy/weight management, eye health*

US Dietary Supplements – Health Conditions linked to active/completed Niagen® studies and products sold by company[3]
- *E.g. **healthy aging,** general health, immune health, **heart**, brain/cognitive, sleep support, mood/stress, **sports/energy**/weight management, eye health*



$170B
$120B
$36B

TRU NIAGEN

$56.7MM in net sales
Significant opportunity to expand into larger addressable markets

*Categories in **blue** represent existing claims for Tru Niagen®. Sports and energy = muscle health and cellular energy, respectively.*

(1) Per Euromonitor, 2021 market size based on global sales (vitamins and dietary supplements, sports nutrition, weight management and well-being categories).
(2) Per Nutrition Business Journal, 2021 report (U.S. market sizes, 2021 estimates). ChromaDex internal estimates, extrapolated global estimates assuming U.S. represents 29% of global sales in all categories in Consumer Health industry (per Euromonitor).
(3) Per Nutrition Business Journal, 2021 report (U.S. market sizes, 2021 estimates).

ChromaDex TRU NIAGEN 6

ChromaDex at a Glance Revenue $67.4MM in 2021, up 14% over 2020 Financial Highlights Adjusted EBITDA(1) excl. legal ($2.5)MM in 2021 Total Cash and Cash Equivalents $28.2MM year-end 2021 Total Debt $0.0MM year-end 2021 Market Cap $169MM as of Mar 21, 2022 Enterprise Value (EV) $141MM as of Mar 21, 2022 EV/Revenue (LTM) 2.1x Valuation Stock Price $2.47 as of Mar 21, 2022 Share Outstanding 68.3MM Public Float 61% (excl. >5% owners) Trading Data (1) Adjusted EBITDA is a non-GAAP measure, refer to the Adjusted EBITDA slide 39 for reconciliation to the most directly comparable GAAP figure. 7

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) The Science 8

What is NAD and Why is it Essential? Food CO2 NAD+ NADH ADP + Pi ATP Nicotinamide Adenine Dinucleotide (NAD+)… • Mission critical co-enzyme in cellular metabolism • Constantly being consumed and created by cells • Plays a vital role in: • Cellular defense and repair • Energy production and the optimal function of our cells’ powerhouses (the mitochondria) 9

NAD+ declines by ~50% between the age of 40 and 60 10

11 NAD+ Declines with Age, Physiological Stress & Disease Based on Yoshino et al. (2018) Cell Metabolism Muscle 30-85% Liver 40-90% Adipose 55-75% Brain 35-90% Pancreas 80-85% Spleen 35-40% Heart 30-70% Kidney 15-98% Lung 20-25% Cerebrospinal fluid 86% Skin 40-50% Blood plasma 15-92% Testes 100% Muscle 66-100% Liver 25-100% Adipose 15-20% Blood Plasma 46%NAD AGING OVERNUTRITION AXONAL DEGENERATION Nerve 30% Brain 53% Observed in human tissue (otherwise, based on rodents). Not intervention studies but correlated NAD levels in tissues with age. Decreases in tissue NAD levels by tissue type and condition (as a % of baseline) NADNAD+

Basic Physiological Functions are NAD+ Dependent

INTRINSIC CAPACITY DOMAIN
Based on World Health Organization's definition

	VITALITY	LOCOMOTION	COGNITION	SENSORY	PSYCHOLOGICAL
	Energy metabolism Hormonal function Cardio-respiratory function	Muscle strength Balance Gait	Memory Intelligence Problem-solving	Vision Hearing	Mood Emotional vitality
Number of clinical studies (active)*	13	8	5	4	0
Number of clinical studies (complete)*	9	5	2	0	0
% of all registered Niagen® clinical trials**	51%	27%	14%	8%	0%
Conditions Studied	Type II Diabetes (Insulin Sensitivity) Altered Glucose and Lipid Metabolism Non-Alcoholic Fatty Liver Heart Failure Hypertension Arterial Stiffness Vascular Function Immunity/Inflammation Chronic Kidney Disease	Parkinson's Disease Ataxia Telangiectasia Exercise Capacity/Performance Muscle Function/Strength Sarcopenia	Mild Concussion Mild Cognitive Impairment Alzheimer's Disease	Neuropathies *(e.g. Diabetic Neuropathy, Peripheral Neuropathy)* Small Nerve Fiber Degeneration	

*Source: Based on Niagen® NR trials registered on clinicaltrials.gov. Used ChromaDex classification into intrinsic capacity domains. As of March 10, 2022. Chart does not include pharmacokinetic or terminated studies.

**Based on Niagen® nicotinamide riboside (NR) clinical trials listed on clinical trials.gov

ChromaDex

12

13 NR Research Impact* is Accelerating 0 200 400 600 800 1000 1200 1400 1600 1800 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Cu m ul at iv e Im pa ct F ac to r Vitality Locomotion Cognition Sensory Psychological Pharmacokinetic/Safety Basic Research Vitality Cognition SensoryPsychological Locomotion *NR Research Impact by domains of Intrinsic Capacity. Chart data indexed to 2004.

How is NR Different than other NAD+ Precursors? Nicotinamide Riboside (NR)… • Novel form of Vitamin B3 • Specific pathway to convert NR into NAD+ (NRK pathway) • More efficient NAD+ precursor than Tryptophan and Nicotinic Acid • NRK genes are activated under conditions of physiologic stress • Therefore, NR is the cell’s preferred Vitamin B3 when energy is low • No flushing side effects* *With respect to published Placebo-controlled clinical studies on Niagen® to date, there were (or have been) no attributable side effects. 14

15 The most efficient way to safely elevate NAD levels and the only patented form of nicotinamide riboside (Niagen®) available in the world. Our Solution:

16 Tru Niagen® is Scientifically Proven to Increase NAD+

Regulatory Acceptance[1] and Claims for Niagen®

Country	United States	European Union[2]	Canada	Australia
Regulatory bodies	Food & Drug Administration	European Commission	Health Canada	Therapeutic Goods Administration
Regulatory approvals	NDIN & GRAS	Novel Food Ingredient	Natural Health Product	Complementary Medicine
NAD levels	✓		✓	✓
Cellular energy	✓	✓	✓	✓
Metabolism		✓	✓	
Nervous system		✓		
Psychological & biological function		✓	✓	
Mitochondria	✓			
Reduce tiredness & fatigue		✓		
Muscle health	✓			
Heart health†	✓			
Skin		✓		
Mucus membranes		✓		
Healthy Aging	✓			

Claims* for Niagen® (NAD levels through Healthy Aging)

*Notified or authorized claims. Terms are representative of the claim topics; fully notified or authorized claim language can be provided upon request.
†In combination with a healthy diet and exercise

(1) Refers to acceptance of Niagen® for use in supplements by the regulatory bodies.
(2) Received positive opinion from the European Food Safety Authority (EFSA) and approval from the European Commission (EC). Launched in retail in U.K. in 2020.

ChromaDex

17

18 245+ Pre-Clinical & Clinical Studies on NR Represents $85MM+ of Third-Party Research Remove for publis ed version

19 Scientific Advisory Board Charles Brenner, Ph.D. Alfred E Mann Family Foundation Chair, Department of Diabetes & Cancer Metabolism City of Hope World's Foremost Authority on NAD Metabolism Roger Kornberg, Ph.D. Chairman Professor of Structural Biology Stanford University Nobel Prize Winner, Chemistry, 2006 Rudolph Tanzi, Ph.D. Kennedy Professor of Neurology Harvard University Leading Alzheimer's Researcher, TIME 100 Most Influential 2015 Dr. Bruce German Chairman of Food, Nutrition, & Health University of California, Davis Leader in Food, Nutrition, & Wellness Innovation Professor Sir John Walker, Ph.D. Emeritus Director, MRC Mitochondrial Biology University of Cambridge Nobel Prize Winner, Chemistry, 1997 Brunie H. Felding, Ph.D. Associate Professor of Molecular Medicine Scripps Research Institute Renowned Breast Cancer Researcher focused on NAD+ supplementation Dr. David Katz President of True Health Initiative CEO of Diet ID World renowned physician & preventive medicine expert

Strong Intellectual Property Portfolio for NR[(1)]

Patent ID (U.S.)	Summary
US 8114626	*Manufacture of NR via recombinant microorganisms – Charles Brenner of Dartmouth College*
US 8197807	*NR for increasing NAD biosynthesis – Charles Brenner of Dartmouth College*
US 8383086	*Compositions comprising NR – Charles Brenner of Dartmouth College*
US 7776326	*NR for treatment diseased and/or injured neurons by increasing Sirtuin activity – Jeffrey Milbrandt of Washington University*
US 9295688	*NR for treatment diseased and/or injured neurons by increasing NAD activity – Jeffrey Milbrandt of Washington University*
US 10000519	*Methods of preparing NR and derivatives thereof – Queen's University Belfast*
US 10688118	*NR for topical use in wound healing; cell motility - ChromaDex*
US 10857172	*Method of use of NR for promoting gut health and decreasing gastrointestinal inflammation in an infant comprised in infant formula - ChromaDex*
US 11033568	*NR for topical use as chemoprotective UV-mediated DNA damage and cytoprotective oxidative damage - ChromaDex*
US 11071747	*Use of NR for breast enhancement – Charles Brenner of University of Iowa*
US 11242364	*Methods of making NR salts – ChromaDex / Queen's University Belfast*
US 11274117	*Method of making NR chloride salt – ChromaDex / Queen's University Belfast*

International Country / Agency	Patent ID	International Country / Agency	Patent ID
China	*1964627, 105636973*	**Mexico**	*349969, 385305*
Hong Kong	*1218918*	**New Zealand**	*716277*
Europe	*1755391, 3027635*	**Brazil**	*112016001774*
Australia	*2006238858, 2014342185, 2014298629*	**Indonesia**	*201800430*
Canada	*2609633, 2928656*	**India**	*364502*
Japan	*6208352, 6509844*	**Korea**	*102303966*
South Africa	*201603314, 201807586*		

(1) NR related patents only. ChromaDex owns or licenses additional patents related to other NAD precursors.

ChromaDex

20

Growing Portfolio of Next Generation NAD+ Precursors[(1)]

NR



HO
O
N
Cl-
NH2
HO
OH
O

Nicotinamide Riboside

31

granted patents

Next Generation NAD+ Precursors

NRT



Nicotinamide Riboside Triacetate

7

granted patents

NRH



RO
O
N
H
H
NH2
HO
OH
O

Reduced Nicotinamide Riboside

9

granted patents

NAR



RO
O
N
HO
OH
O

Nicotinic acid Riboside

10

granted patents

Precursor	Key Patents
NR	Composition of Matter of NR (licensed from Dartmouth University) Manufacturing process (co-owned by ChromaDex / Queens University Belfast)
NRT	Manufacturing process of NR Chloride and other new NR salt forms (co-owned by ChromaDex / Queens University Belfast)
NAR	Crystal Morphology (co-owned by ChromaDex / Queens University Belfast and another solely owned by ChromaDex)
NRH	Method of use as NADH increasing (owned by ChromaDex)

(1) Owned, co-owned and licensed patents.

ChromaDex

21

22 Strategic Progress

• 2000 – Company was formed (Reference Standards & Analytical Testing Service) • 2002 – Licensed NR patents from Dartmouth • 2003 – Commercialized Niagen® (trademarked NR) 23 Launched Tru Niagen® via E-Commerce Partnered with in Hong Kong 2017 Partnered with in Singapore 2018 Launched Tru Niagen Pro® (HCP exclusive) 2019 Launched Tru Niagen® Beauty with 2020 Partnered with to launch Celltrient™ featuring Tru Niagen® Partnered with in New Zealand Launched in UK Australia EU Launched Tru Niagen® in Walmart US 2021 Partnered with and to launch Niagen® formulation products Announced partnership with for Cross-Border sales into China New product launch anticipated 2022 Evolution of ChromaDex 2000 - Present Launched Healthcare Practitioner Business Announced supply agreement with

Management Team



Rob Fried
Chief Executive Officer

E-Commerce & entertainment industry executive

Savoy Pictures, Columbia Pictures, Fried Films, FeeIn, WHN, Healthspan Research



Frank Jaksch
Executive Chairman

Co-founded ChromaDex in 2000



Fadi Karam
Chief Marketing Officer

Former Nestlé executive

Deep brand building experience, across traditional retail as well as e-commerce platforms



Kevin Farr
Chief Financial Officer

Former CFO, Mattel
PriceWaterhouse
Licensed CPA

ChromaDex TRU NIAGEN 24

Global Multi-Channel Distribution Strategy



CANADA(1)
Amazon
Truniagen.ca
Selected Retailers
April 2019
UK(2)
Amazon
Superdrug
April 2020
CHINA
Truniagen.cn
Tmall
JD.com
Kaola
JAPAN
Amazon
FRANCE
Amazon
GERMANY
Amazon
SPAIN
Amazon
ITALY
Amazon
HONG KONG
Watsons
September 2017
SINGAPORE
Watsons
January 2018
US(3)
Amazon
Truniagen.com
Walmart, Ro
AUSTRALIA
Matakana Health Ltd.
March 2020
NEW ZEALAND
Matakana Health Ltd.
September 2018
Retail
Cross border

(1) Tru Niagen® was launched on www.truniagen.ca and to health care practitioners at Fullscript Canada in December 2018. It was previously sold on www.amazon.ca. Expanded to retail in 2019.
(2) Tru Niagen® was launched on Amazon U.K. in June 2018. Launched Tru Niagen® with Superdrug in April 2020.
(3) Tru Niagen® was launched in 2017. Expanded to retail in Walmart in 2021.

ChromaDex TRU NIAGEN 25

26 E-Commerce Platform Drives Consumer Insights

Strong Global Partners

A.S. Watson Group

watsons

- World's largest international health & beauty retailer (~15,000 stores)(1)
  - Europe ~9,000 stores
  - Asia ~6,000 stores
- Extended partnership through year-end 2023 in Hong Kong, Macau, and Singapore



TRU
NIAGEN
TRU
NIAGEN
Beauty
SKIN, HAIR & NAILS

Nestlé HealthScience

- Announced global supply agreement in December 2018
- Launched Celltrient™ Cellular Energy featuring Tru Niagen® in 2020 celltrient
CELLULAR NUTRITION
CELLULAR
ENERGY
celltrient
ENERGY

Walmart

- Launched Tru Niagen® beginning in June 2021 in U.S. Walmart stores and on Walmart.com
- Two packaging options for customers at distinct serving sizes and price points
  - 100 mg, 30 count introductory dose available in 3,800+ Walmart stores
  - 300 mg, 30 count recommended daily dose available in ~2,800 Walmart stores



TRU
NIAGEN
TRU
NIAGEN

(1) Includes all stores owned by A.S. Watson Group. Statistics as of Q2 2018.

ChromaDex. TRU NIAGEN 27

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) 28 Financial Highlights

29 Steady Sales Growth Driven by E-Commerce 21.2 31.6 46.3 59.3 67.4 2017 2018 2019 2020 2021 34% CAGR Total sales ($ millions) FY 2020 FY 2021 YoY E-Commerce 34.5 41.8 21% Watson's & Other B2B 12.6 14.9 18% Niagen® Ingredient 7.1 6.7 (6%) Analytical Reference Standards & Services (1) 3.0 3.4 13% Other Ingredients 2.1 0.7 (67%) Total Net Sales 59.3 67.4 14% 58%21% 12% 5% 4% FY 2020 62% 22% 10% 5% 1% FY 2021 $67.4MM$59.3MM

30 2021 Full Year Outlook Recap (in thousands) 2020 Actual 2021 Outlook 2021 Actual Comments Achieved?(3) Net Sales $59,257 Continued steady revenue growth (No change) $67,449 Total net sales grew by +14% and Tru Niagen® net sales grew by +20% year- over-year  Gross Margin % (as a % of net sales) 59.5% Slightly better than 60% (No change) 61.5% Improved by +200 bps year-over-year  Selling, Marketing & Advertising (as a % of net sales) 35.4% Up as a % of net sales (Previously “up slightly as a % of net sales”) 42.0% Up +$7.4 million and up +660 bps as a % of net sales year-over-year  Research & Development(1) (as a % of net sales) 5.8% Up as a % of net sales (Previously “roughly flat as a % of net sales”) 5.7% Up +$0.4 million and down -10 bps as a % of net sales year-over-year  General & Administrative(1) (2) $20,387 Up slightly in absolute dollars (No change) $19,602 Down $(0.8) million and down -530 bps as a % of net sales year-over-year  Adjusted EBITDA excluding legal $(1,027) Close to break-even for 2021 YTD (9 months) Focused on achieving similar performance in Q4 2021 Timing due to volatility of investments $(2,475) Loss increased by $(1.4) million year- over-year reflecting incremental brand building investments  Company delivered on its latest financial outlook across all metrics and was slightly better than target on R&D and G&A expense. Adjusted EBITDA loss, excluding total legal expense, reflected higher brand investments. (1) Certain prior period results have been reclassified to be consistent with the current period presentation. (2) Excludes severance and restructuring expense and legal expense (see details on slide 23). Total G&A was $30,765 in 2020 and $36,379 in 2021. (3) Compared to latest financial outlook provided on Q3 2021 earnings call.

31 2022 Financial Outlook (in thousands) 2020 Actual 2021 Actual 2022 Full Year Outlook Key Drivers Net Sales $59,257 $67,449 +15-20% YoY • Tailwinds: E-Commerce, new partnerships • Headwinds: COVID-19 impact on Watsons and New Zealand and Australia distributor Gross Margin % (as a % of net sales) 59.5% 61.5% Slightly better than 60%, similar to 2021 • Continued cost savings initiatives and scale offsetting current inflationary pressures Selling, Marketing & Advertising (as a % of net sales) 35.4% 42.0% Up in absolute dollars; down slightly as a % of net sales • Increased investments with more efficient spend of resources to drive Tru Niagen® brand awareness Research & Development(1) $3,415 $3,832 Up approximately $2 million • Increased investments to accelerate R&D pipeline, including new NAD precursor development General & Administrative(1) (2) $30,765 $36,379 Down $5 to $6 million • Significant reduction in legal expense, partially offset by investments in information technology and headcount Continued solid revenue growth in 2022, with increased investments to capitalize on growth in the NAD+ market globally (1) Certain prior period results have been reclassified to be consistent with the current period presentation. (2) G&A as reported.

32 Significant Improvement in Underlying Business (26.0) (20.2) (9.6) (18.9) 2018 2019 2020 2021 Adjusted EBITDA excluding legal improved from a loss of ~$4MM per quarter in 2018 to essentially break-even in 2020 and 2021. Adjusted EBITDA including legal improved from 2018 to 2020 but 2021 reflected significant litigation expense, which is now largely behind the company. (16.2) (8.8) (1.0) (2.5) 2018 2019 2020 2021 Adjusted EBITDA(1) ($ millions) (1) Adjusted EBITDA is a non-GAAP measure, refer to the Adjusted EBITDA slides 38 and 39 for reconciliation to the most directly comparable GAAP figure. Adjusted EBITDA (1) excluding total legal expense ($ millions) Operational discipline and execution on cost savings initiatives contributed to strong, improving trend in underlying business (Adjusted EBITDA excl. legal)

33 Strong Balance Sheet to Support Growth Investments We have enough cash to fund the growth objectives of the company and will continue to invest pragmatically. Balance Sheet Key Drivers YoY Investments in brand building and R&D Investments to protect intellectual property Investments in inventory to support growth Disciplined working capital management $25MM capital raise (in thousands) 12/31/2020 12/31/2021 Cash $16,697 $28,219 Inventory 11,683 13,601 Accounts Receivable 2,694 5,226 Accrued Liabilities 6,133 6,481 Accounts Payable 9,445 10,423 Equity 16,424 31,727

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) 34 Appendix

2019 – 2021 YTD Net Sales Summary

(in millions)

Description	2019					2020					2021				
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Ecommerce	5.9	6.5	7.1	7.9	27.5	8.2	8.1	8.7	9.5	34.5	9.6	10.6	10.5	11.1	41.8
Watsons	1.3	1.9	2.3	1.9	7.3	1.8	1.3	2.5	2.1	7.6	1.6	2.9	2.6	2.2	9.3
Other B2B	0.3	0.3	0.3	0.4	1.3	1.1	2.3	0.8	0.8	5.0	1.3	1.8	1.6	0.8	5.6
Total TRU NIAGEN	***7.5***	***8.7***	***9.7***	***10.2***	***36.1***	***11.1***	***11.7***	***11.9***	***12.3***	***47.1***	***12.4***	***15.4***	***14.8***	***14.1***	***56.7***
NIAGEN Ingredient	1.1	1.1	0.7	2.0	4.9	2.0	2.0	0.9	2.2	7.1	1.2	1.3	1.7	2.5	6.7
NIAGEN Related Net Sales	***8.6***	***9.8***	***10.5***	***12.1***	***41.0***	***13.1***	***13.7***	***12.8***	***14.6***	***54.2***	***13.6***	***16.7***	***16.4***	**16.6**	**63.4**
Other Ingredients	0.4	0.3	0.5	0.1	1.3	0.5	0.9	0.6	0.1	2.1	0.1	0.2	0.1	0.2	0.7
Analytical Reference Standards & Services	1.1	1.0	1.1	0.9	4.0	0.7	0.7	0.8	0.8	3.0	0.9	0.8	0.8	0.9	3.4
Total Net Sales	*10.0*	*11.1*	*12.1*	*13.1*	*46.3*	*14.3*	*15.3*	*14.2*	*15.4*	*59.3*	*14.7*	*17.7*	*17.3*	*17.8*	67.4

Description	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2019 FY	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2020 FY	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2021 FY
TRU NIAGEN as % of Total Net Sales	*74 %*	*79 %*	*81 %*	*78 %*	*78 %*	*78 %*	*77 %*	*84 %*	*80 %*	*79 %*	*85 %*	*87 %*	*85 %*	*79 %*	*84 %*
NIAGEN Related Net Sales as % of Total Net Sales	*85 %*	*88 %*	*87 %*	*93 %*	*88 %*	*91 %*	*90 %*	*90 %*	*94 %*	*91 %*	*93 %*	*94 %*	*95 %*	*94 %*	*94 %*
YOY Growth Rate - Net Sales															
Total Company	53 %	42 %	48 %	44 %	47 %	43 %	38 %	18 %	18 %	28 %	2 %	16 %	22 %	15 %	14 %
NIAGEN Related	99 %	73 %	68 %	63 %	73 %	53 %	40 %	22 %	20 %	32 %	4 %	22 %	29 %	14 %	17 %
Total TRU NIAGEN	146 %	134 %	86 %	57 %	96 %	50 %	34 %	22 %	21 %	31 %	12 %	31 %	24 %	14 %	20 %
Sequential Growth Rate - Net Sales															
Total Company	11 %	10 %	9 %	9 %		10 %	7 %	(7)%	9 %		(5)%	21 %	(2)%	3 %	
NIAGEN Related	15 %	15 %	6 %	16 %		8 %	5 %	(7)%	14 %		(6)%	22 %	(1)%	1 %	
Total TRU NIAGEN	15 %	17 %	11 %	4 %		10 %	5 %	2 %	4 %		1 %	24 %	(4)%	(5)%	

Note – Other B2B previously referred to as International / Other

ChromaDex TRU NIAGEN 35

36 (in thousands) Q4 2021 Q3 2021 Notes Net Sales 17,759 17,308 Tru Niagen® business down (5)%. E-Commerce up 6%, offset by ANZ distributor (COVID-19 headwinds) and Watsons (catch-up in shipments from supply chain disruptions completed last quarter). Gross Profit % of Net Sales 10,868 61.2% 10,578 61.1% Gross margin up slightly Selling and Marketing % of Net Sales 8,641 48.7% 7,221 41.7% Investments in digital marketing and brand building initiatives; broader industry trends impacting digital advertising costs and efficiencies Research and Development 1,045 996 Up slightly with increased investments to accelerate R&D pipeline, partially offset by timing of projects General and Administrative 6,498 11,202 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was down by $(0.1) million Other 0 0 No other expenses in either quarter Total Operating Expense 16,184 19,419 Lower G&A expense driven by significant decrease in litigation expense, partially offset by investments in selling and marketing Operating Loss $(5,316) $(8,841) Slightly higher sales and gross margins and lower overall operating expense Q4 2021 vs Q3 2021 Key P&L Metrics

37 (in thousands) Q4 2021 Q4 2020 Notes Net Sales 17,759 15,445 Tru Niagen® business up 14% driven by global e-Commerce growth. Niagen® ingredient sales up 14% year-over-year. Gross Profit % of Net Sales 10,868 61.2% 9,421 61.0% Up 20bps driven by product cost savings initiatives, overall scale on supply chain overhead and favorable mix (higher e-commerce sales) Selling and Marketing % of Net Sales 8,641 48.7% 6,319 40.9% Investments in digital marketing and brand building; broader industry trends impacting digital advertising costs and efficiencies Research and Development(1) 1,045 870 Up due to increased investments to accelerate R&D pipeline General and Administrative(1) 6,498 8,313 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was down by $(0.3) million Other 0 0 No expenses in either quarter Total Operating Expense 16,184 15,502 Increase in selling and marketing expense, partially offset by lower G&A expense driven by reduced litigation expense Operating Loss $(5,316) $(6,081) Higher sales and gross margins with modest increase in overall operating expense due to investments to grow the business Q4 2021 vs Q4 2020 Key P&L Metrics (1) Certain prior period results have been reclassified to be consistent with the current period presentation.

Adjusted EBITDA Summary

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Finanical Measures
(In thousands)

	Three months ended											
	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	**Dec 31, 2021**
Net loss, as reported	$ (8,337)	$ (7,755)	$ (7,202)	$ (8,853)	$ (5,902)	$ (3,711)	$ (4,215)	$ (6,097)	$ (7,381)	$ (5,566)	$ (8,856)	**$ (5,325)**
Adjustments												
Interest (income) expense	(35)	575	314	(7)	12	24	19	16	19	12	15	**9**
Depreciation	173	190	196	203	214	218	220	219	221	226	232	**211**
Amortization of intangibles	61	61	62	62	62	60	60	61	60	61	53	**51**
Amortization of right of use assets	138	141	144	92	92	95	97	115	126	128	131	**126**
Share-based compensation	2,029	1,759	1,687	1,697	1,873	1,711	1,574	1,778	1,284	1,616	1,822	**1,473**
Severance and restructuring	—	—	—	200	953	284	224	329	(10)	13	342	**6**
Bad debt expense[(1)]	—	—	—	2,233	—	—	—	—	—	—	—	**—**
Adjusted EBITDA	$ (5,971)	$ (5,029)	$ (4,799)	$ (4,373)	$ (2,696)	$ (1,319)	$ (2,021)	$ (3,579)	$ (5,681)	$ (3,510)	$ (6,261)	**$ (3,449)**
Total legal expense	3,250	2,926	2,944	2,226	2,380	1,844	1,896	2,468	5,010	4,150	5,640	**1,626**
Adjusted EBITDA excluding total legal expense	$ (2,721)	$ (2,103)	$ (1,855)	$ (2,147)	$ (316)	$ 525	$ (125)	$ (1,111)	$ (671)	$ 640	$ (621)	**$ (1,823)**

Q4 2021 Adjusted EBITDA, excluding total legal expense, was a loss of $(1.8) million, compared to a loss of $(1.1) million in the prior year period. Higher sales and gross margins, offset by investments in marketing and R&D to capitalize on growth in the NAD market.

(1) Q4 2019 includes $2.2 million of bad debt expense related to the write-off of Elysium accounts receivable.

ChromaDex TRU NIAGEN 38

39 2021 Adjusted EBITDA excluding total legal expense was a loss of $(2.5) million, compared to a loss of $(1.0) million in the prior year primarily due to higher marketing investments. Adjusted EBITDA (2018-2021) (In thousands) December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 Net loss, as reported (33,316) (32,147) (19,925) (27,128) Adjustments Interest (income) expense 79 847 71 55 Depreciation 607 762 871 890 Amortization of intangibles 235 246 243 225 Amortization of right of use assets - 515 399 511 Share-based compensation 6,371 7,172 6,936 6,195 Severance and restructuring - 200 1,790 351 Bad Debt - 2,233 Adjusted EBITDA (26,024) (20,172) (9,615) (18,901) Total legal expense 9,820 11,346 8,588 16,426 Adjusted EBITDA excluding total legal expense (16,204) (8,826) (1,027) (2,475) ChromaDex Corporation and Subsidiaries Reconciliation of Non-GAAP Finanical Measures Year Ended

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) 40 Contact Info Brianna Gerber Vice President of Finance and Investor Relations T: +1.949.419.0288 ext. 127 BriannaG@chromadex.com www.chromadex.com Where to buy TRU NIAGEN® truniagen.com amazon.com Walmart.com and select Walmart Retail Locations

41SAFE HARBOR STATEMENT This presentation and other written or oral statements made from time to time by representatives of ChromaDex contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2022 financial outlook, and which may be identified by the use of words like “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could” or the negative of these terms and other words of similar meaning, are forward- looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows and financial performance, business, business strategy, expansion, growth, key drivers (including cost savings and increased investments), products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook, and the timing and results of pre-clinical and clinical trials. Forward-looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission (the “Commission”), and in our other periodic filings with the Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to: the impact of the COVID-19 pandemic on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business; our relationships with major customers; our ability to maintain our sales, marketing, and distribution capabilities; a decline in general economic conditions nationally and internationally; the market and size of the vitamin mineral and dietary supplement market; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; our reliance on of a limited number of third-party party suppliers for certain raw materials; inability to raise capital to fund continuing operations; changes in government regulation; the ability to complete customer transactions and capital raising transactions, and other factors relating to our industry, our operations and results of operations. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. About Non-GAAP Financial Measures ChromaDex’s non-GAAP financial measures exclude interest, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of these non- GAAP measures to the most comparable GAAP measures are attached to this presentation. FDA Disclaimer Statements made in this presentation have not been evaluated by the Food and Drug Administration. ChromaDex products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors. SAFE HARBOR STATEMENT